                                                                   EXHIBIT 1.1


                                 5,000,000 SHARES(1)

                              LAYNE CHRISTENSEN COMPANY

                                     COMMON STOCK

                                  PURCHASE AGREEMENT

                                                   _____________________, 1997

PIPER JAFFRAY INC.
DILLON, READ & CO. INC.
c/o Piper Jaffray Inc.
Piper Jaffray Tower
222 South Ninth Street
Minneapolis, Minnesota  55402

Ladies and Gentlemen:

    Layne Christensen Company, a Delaware corporation (the "Company"), and the stockholders of the Company listed in Schedule I hereto (the "Selling Stockholders") severally propose to sell to the Underwriters named in
Schedule II hereto (the "Underwriters") an aggregate of 5,000,000 shares (the "Firm Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of the Company. The Firm Shares consist of 2,006,565 authorized but unissued shares of Common Stock to be issued and sold by the Company and 2,993,435 outstanding shares of Common Stock to be sold by the Selling Stockholders. The Company has also granted to the Underwriters an option to purchase up to 750,000 additional shares of Common Stock on the terms and for the purposes set forth in
Section 3 hereof (the "Option Shares"). The Firm Shares and any Option Shares purchased pursuant to this Purchase Agreement are herein collectively called the "Securities."

    The Company and the Selling Stockholders hereby confirm their agreement with respect to the sale of the Securities to the Underwriters.

    1. REGISTRATION STATEMENT AND PROSPECTUS. A registration statement on Form S-2 (File No. 333-29581) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed; and, if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b). Copies of such registration statement(s) and amendments and each related preliminary prospectus have been delivered to you.

----------------------

(1) Plus an option to purchase up to 750,000 additional shares to cover over-allotments.


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    If the Company has elected not to rely upon Rule 430A of the Rules and
Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus (including a term sheet, if any, meeting the requirements of Rule 434 of the Rules and Regulations). If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus (or a term sheet meeting the requirements of Rule
434) pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. Such registration statement as amended at the time it is or was declared effective by the Commission, and, in the event of any amendment thereto after the effective date and prior to the First Closing Date (as hereinafter defined), such registration statement as so amended (but only from and after the effectiveness of such amendment), including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act, all documents incorporated or deemed to be incorporated by reference therein, and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rules 430A(b) and 434(d) of the Rules and Regulations, is hereinafter called the "Registration Statement." The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission is hereinafter called the "Prospectus," except that if any prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations provided by the Company for use with a prospectus subject to completion within the meaning of Rule 434 in order to meet the requirements of Section 10(a) of the Rules and Regulations) filed by the Company with the Commission pursuant to Rule 424(b) (and Rule 434, if applicable) of the Rules and Regulations or any other such prospectus provided to the Underwriters by the Company for use in connection with the offering of the Securities (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term "Prospectus" shall refer to such differing prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) (and Rule 434, if applicable) or from and after the time it is first provided to the Underwriters by the Company for such use. The term "Preliminary Prospectus" as used herein means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus subject to completion as described in Rule 430A or 434 of the Rules and Regulations. All references in this Agreement to the Registration Statement, a Preliminary Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "Exchange Act") which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

    2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING
STOCKHOLDERS.

         (a) The Company represents and warrants to, and agrees with, the Underwriters as follows:


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              (i)    No order preventing or suspending the use of any
    Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus distributed by the Underwriters to prospective investors, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

              (ii)   The Company meets the requirements for use of Form S-2.
    As of the time the Registration Statement (or any post-effective amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act) is or was declared effective by the Commission, upon the filing or first delivery to the Underwriters of the Prospectus (or any supplement to the Prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations)) and at the First Closing Date and Second Closing Date (as hereinafter defined),
    (A) the Registration Statement and Prospectus (in each case, as so amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for use in the preparation thereof. If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission.

              (iii) The financial statements of the Company, Stanley Mining Services Limited ("Stanley") and Glindemann & Kitching Pty Ltd. ("G&K"), together with the notes thereto, set forth in the Registration Statement and Prospectus comply in all material respects with the requirements of the Act and fairly present the financial condition of the Company, Stanley and G&K, respectively, as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein); the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the historical financial information set forth in the Prospectus under the captions "Summary Historical and Pro Forma Consolidated Financial Data", "The Stanley Acquisition" and "Selected Consolidated Financial Data" are fairly stated in all material respects in relation to the financial statements from which they have been derived. The pro forma financial data included in the Registration Statement and the Prospectus present fairly the information shown therein, comply in all material respects with the requirements of the Act and the Rules and Regulations with respect to pro forma financial statements, have been properly compiled on the pro forma basis described therein and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules are required to be included in the

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    Registration Statement or Prospectus.  Deloitte & Touche LLP and KPMG,
    which have expressed their respective opinions with respect to the financial statements and schedules of the Company and of Stanley and G&K, respectively, filed as a part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

              (iv) Each of the Company and its subsidiaries (which shall be deemed to include all entities in which the Company directly or indirectly owns voting securities aggregating 50% or more of the outstanding voting securities of such entities) listed on Schedule III hereto (a "Scheduled Subsidiary") and, to the Company's knowledge, its affiliates (which shall be deemed to include any entity in which the Company owns directly or indirectly voting securities aggregating 50% or less, but greater than 10%, of the outstanding voting securities of such entity) listed on Schedule IV hereto (a "Scheduled Foreign Affiliate"), has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Scheduled Subsidiaries and, to the Company's knowledge, its Scheduled Foreign Affiliates, has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would result in a Material Adverse Change (as defined below).

              (v) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its Scheduled Subsidiaries, nor, to the Company's knowledge, any of its Scheduled Foreign Affiliates, has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, or, in the case of the Company, declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the consolidated short-term or long-term debt of the Company and its subsidiaries, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its Scheduled Subsidiaries, or, to the Company's knowledge, any of its Scheduled Foreign Affiliates, or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business) in the financial condition, business, management, property, net worth or results of operations of the Company and its subsidiaries and, to the Company's knowledge, its affiliates, taken as a whole (any such change is called a "Material Adverse Change").

              (vi) Except as set forth in the Prospectus, there is not pending any action, suit or proceeding to which the Company or any of its subsidiaries or, to the Company's knowledge, any of its Scheduled Foreign Affiliates is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any Material Adverse Change and there is not, to the Company's knowledge, threatened or contemplated any action, suit or proceeding to which the Company or any of its subsidiaries or Scheduled Foreign Affiliates is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any Material Adverse Change.

              (vii) There are no contracts or documents of the Company or any of its subsidiaries or, to the Company's knowledge, any of its Scheduled Foreign Affiliates, that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so filed.

              (viii) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, the Company's charter or by-laws, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement.

              (ix) All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the holders thereof are not subject to personal liability by reason of being such holders; the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms hereof, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement and Prospectus. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or (except as set forth in stock and stock option agreements with employees and former employees) transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound, and neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company which have not been satisfied or waived. All of the issued and outstanding shares of capital stock of each of the Company's Scheduled Subsidiaries and, to the Company's knowledge, each of its Scheduled Foreign Affiliates, have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement and Prospectus, the Company owns of record and beneficially, free and clear of any material security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. Except as described in the Registration Statement and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any Scheduled Subsidiary of the Company or, to the Company's knowledge, any of its Scheduled Foreign Affiliates, any shares of the capital stock of the Company or any Scheduled Subsidiary or Scheduled Foreign Affiliate of the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus.

              (x) The Company and each of its Scheduled Subsidiaries and, to the Company's knowledge, each of its Scheduled Foreign Affiliates, holds, and is operating in compliance in all material respects with, all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and the Company and each of its Scheduled Subsidiaries and, to the Company's knowledge, each of its Scheduled Foreign Affiliates, is in compliance in all material respects with all applicable material federal, state, local and foreign laws, regulations, orders and decrees.

              (xi) The Company and its Scheduled Subsidiaries and, to the Company's knowledge, its Scheduled Foreign Affiliates, have good and marketable title to all property described in the Registration Statement and Prospectus as being owned by them, in each case free and clear of all material liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus; the property described in the Registration Statement as held under lease by the Company and its subsidiaries and its foreign affiliates, is held by the Company and its subsidiaries and, to the Company's knowledge, its foreign affiliates under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries and foreign affiliates, taken as a whole; the Company and each of its Scheduled Subsidiaries and, to the Company's knowledge, its Scheduled Foreign Affiliates, owns or possesses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the Company and its Scheduled Subsidiaries and, to the Company's knowledge, its Scheduled Foreign Affiliates, as currently carried on and as described in the Registration Statement and Prospectus; except as stated in the Registration Statement and Prospectus, to the knowledge of the Company, no name which the Company or any of its Scheduled Subsidiaries or Scheduled Foreign Affiliates uses and no other aspect of the business of the Company or any of its Scheduled Subsidiaries or Scheduled Foreign Affiliates, involves or gives rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others that would result in a Material Adverse Change and neither the Company nor any of its subsidiaries, nor, to the Company's knowledge, any of its Scheduled Foreign Affiliates, has received any notice alleging any such infringement or fee.

              (xii) Neither the Company nor any of its Scheduled Subsidiaries, nor, to the Company's knowledge, any of its Scheduled Foreign Affiliates, is in violation of its respective charter or by-laws or in breach of or otherwise in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its Scheduled Subsidiaries or Scheduled Foreign Affiliates is subject.

              (xiii) The Company and its subsidiaries, and, to the Company's knowledge, its Scheduled Foreign Affiliates, have filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of taxes of any material amount which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries or Scheduled Foreign Affiliates is contesting in good faith.

              (xiv) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

              (xv) The Common Stock (including the Securities) is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. is contemplating terminating such registration or listing. The Company has filed an application to list the Securities on the NASDAQ National Market System and has paid the required fee in connection therewith.

              (xvi) The entities listed on Schedule V hereto include all the Company's subsidiaries and affiliates. Except for such entities, the Company and its subsidiaries, and, to its knowledge its affiliates, own no capital stock or other equity or ownership or proprietary interest, directly or indirectly, in any corporation, partnership, association, trust or other entity. No subsidiary or affiliate of the Company not named on
    Schedule III or Schedule IV hereto is a significant subsidiary (as defined in Rule 405 under the Act).

              (xvii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
    (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (xviii)Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

              (xix) Neither the Company, its Scheduled Subsidiaries nor, to the Company's knowledge, any of its Scheduled Foreign Affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

              (xx) There are no business relationships or related-party transactions involving the Company or any Scheduled Subsidiary or, to the Company's knowledge, any Scheduled

    Foreign Affiliate, or any other person required to be described in the Prospectus which have not been described as required.

              (xxi) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the First Closing Date and the Second Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the facts required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (xxii) Neither the Company nor any of its Scheduled Subsidiaries nor, to the Company's knowledge, any of its Scheduled Foreign Affiliates nor any employee or agent of the Company or any Scheduled Subsidiary or, to the Company's knowledge, any Scheduled Foreign Affiliate, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law.

              (xxiii)Except as set forth in the Prospectus or except as would not, individually or in the aggregate, result in a Material Adverse Change
    (i) neither the Company nor any of its Scheduled Subsidiaries nor, to the Company's knowledge, any of its Scheduled Foreign Affiliates, is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its Scheduled Subsidiaries or, to the Company's knowledge, its Scheduled Foreign Affiliates, under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries or, to the Company's knowledge, any of its Scheduled Foreign Affiliates, received any written communication from any governmental authority that alleges that the Company or any of its subsidiaries or Scheduled Foreign Affiliates is in violation of any Environmental Law;
    (ii) there is no claim, action or cause of action filed with a court or governmental authority, no governmental investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries or, to the Company's knowledge, any of its Scheduled Foreign Affiliates, now or in the past (collectively, "Environmental Claims"), pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or Scheduled Foreign Affiliates; and (iii) to the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its Scheduled Subsidiaries or Scheduled Foreign Affiliates.

              (xxiv)The Company and its Scheduled Subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its Scheduled Subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its Scheduled Subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any material "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its Scheduled Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its Scheduled Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company's knowledge, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

              (xxv) In connection with the cash tender offer (the "Tender Offer") made by the Company through its wholly-owned subsidiary, Layne Christensen Australia Pty Limited ("Layne Australia"), for all of the outstanding capital stock (the "Shares") of Stanley Mining Services Limited ("Stanley"), and the acquisition by Stanley of 51% of the outstanding capital stock of Glindemann & Kitching Pty Ltd. ("G&K") and the subsequent repurchase by G&K of all of G&K's remaining outstanding capital stock (together, the "G&K Acquisition"):

              (A) The making of the Tender Offer, the purchase of the Shares pursuant thereto (including the statutory compulsory purchase of the Shares owned by Stanley stockholders who did not tender such Shares prior to the expiration of the offer period) and the use of funds to purchase the Shares, and, to the Company's knowledge, the G&K Acquisition (collectively, the "Stanley Transactions"), have been duly and validly authorized by all necessary corporate action on the part of the Company and Layne Australia, and, to the Company's knowledge, Stanley and G&K, as applicable; the Company and Layne Australia and, to the Company's knowledge, Stanley and G&K, as applicable, have all necessary corporate power and authority to effect and consummate the Stanley Transactions; to the Company's knowledge, the Heads of Agreement dated October 3, 1996, the Letter of Amendment to Heads of Agreement dated November 1, 1996, the Share Subscription Agreement dated December 12, 1996, the Share Buy-Back Agreement dated
         December 12, 1996 and the Deed of Option by and between Stanley, Zelman Pty Ltd and R.W. Aird have been duly and validly authorized, executed and delivered by Stanley and G&K and are valid and binding agreements of Stanley and G&K, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or laws affecting the rights of creditors generally and subject to general principles of equity; and, except as otherwise stated in the Registration Statement and the Prospectus, upon completion of the Stanley Transactions (including the statutory compulsory purchase of the Shares owned by Stanley stockholders who did not tender such Shares prior to the expiration of the offer period), Layne Australia will own of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding capital stock of Stanley and, to the Company's knowledge, Stanley will own of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding capital stock of G&K.

              (B) The Stanley Transactions did not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default by the Company or Layne Australia, or to the Company's knowledge, by Stanley or G&K, under, any statute, rule or regulation, any material agreement or instrument known to the Company to which the Company, Layne Australia, Stanley or G&K, as applicable, is a party or by which it is bound or to which any of its property is subject, its charter or by laws, or any order or decree known to the Company of any court or governmental agency or body having jurisdiction over the Company, Layne Australia, Stanley or G&K, as applicable, or any of its properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the Stanley Transactions, except such as were duly obtained.

              (C) The Company and Layne Australia and, to the Company's knowledge, Stanley and G&K, as applicable, have complied in all material respects with all requirements of all statutes, rules and regulations applicable to the Stanley Transactions and complied with all applicable form, disclosure and other requirements, statutory or otherwise, and such disclosures did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (D) No stop order or restraining order or denial of application for approval has been issued or proceedings, litigation or investigation initiated or threatened with respect to the Stanley Transactions, as applicable, before the Foreign Investment Review Board, Australian Securities Commission, Australian Stock Exchange or any other regulatory, administrative, governmental or public body or authority or any court.

         (b) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the Underwriters as follows:

              (i) Such Selling Stockholder is the record and beneficial owner of, and has, and on the First Closing Date will have, valid and marketable title to the Securities to be sold by such Selling Stockholder, free and clear of all security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances; and upon delivery of and payment for such Securities hereunder, the Underwriters will acquire valid and marketable title thereto, free and clear of any security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances. Such Selling Stockholder is selling the Securities to be sold by such Selling Stockholder for such Selling Stockholder's own account and is not selling such Securities, directly or indirectly, for the benefit of the Company, and no part of the proceeds of such sale received by such Selling Stockholder will inure, either directly or indirectly, to the benefit of the Company other than as described in the Registration Statement and Prospectus.

              (ii) Such Selling Stockholder has the power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder; and such Selling Stockholder (excluding Marley Associates, Marley Partners, L.P., KKR Partners, Greylock Investments Limited Partnership and Donald K. Miller and his sons and his retirement trust) has duly authorized, executed and delivered to Jerry W. Fanska and Kent B. Magill, as attorneys-in-fact (the "Attorneys-in-Fact"), an irrevocable power of attorney (a "Power of Attorney") authorizing and directing the Attorneys-in-Fact, or either of them, to effect the sale and delivery of the Securities being sold by such Selling Stockholder, to enter into this Agreement and to take all such other action as may be necessary hereunder.

              (iii) Such Selling Stockholder (excluding Marley Associates, Marley Partners, L.P., KKR Partners, Greylock Investments Limited Partnership and Donald K. Miller and his sons and his retirement trust) has duly authorized and, through the Attorneys-in-Fact, executed and delivered a Custody Agreement ("Custody Agreement"), which is a valid and binding obligation of such Selling Stockholder, to National City Bank, as Custodian (the "Custodian"); pursuant to the Custody Agreement the Selling Stockholder has placed in custody with the Custodian, for delivery under this Agreement, the certificates representing the Securities to be sold by such Selling Stockholder; such certificates represent validly issued, outstanding, fully paid and nonassessable shares of Common Stock; and such certificates were duly and properly endorsed in blank for transfer, or were accompanied by all documents duly and properly executed that are necessary to validate the transfer of title thereto, to the Underwriters, free of any legend, restriction on transferability, proxy, lien or claim, whatsoever.

              (iv) This Agreement and, as applicable, the Custody Agreement and the Power of Attorney have each been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and each constitutes a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnity hereunder or thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or laws affecting the rights of creditors generally and subject to general principles of equity. The execution and delivery of this Agreement and, as applicable, the Custody Agreement and the Power of Attorney and the performance of the terms hereof and thereof and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or any law, regulation, order or decree applicable to such Selling Stockholder; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or, as applicable, the Custody Agreement and the Power of Attorney or for the consummation of the transactions contemplated hereby and thereby, including the sale of the Securities being sold by such Selling Stockholder, except such as may be required under the Act or state securities laws or blue sky laws.

              (v) Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by such Selling Stockholder.

              (vi) Such Selling Stockholder has reviewed the disclosure with respect to such Selling Stockholder in the section of the Prospectus entitled "Principal and Selling Stockholders" and such disclosure does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading regarding such Selling Stockholder.

         (c) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Stockholder as such and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

    3.   PURCHASE, SALE AND DELIVERY OF SECURITIES.

         (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell 2,006,565 Firm Shares, and each Selling Stockholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule I hereto, to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto. The
purchase price for each Firm Share shall be $     per share.  The obligation of
each Underwriter to each of the Company and the Selling Stockholders shall be to purchase from each of the Company and the Selling Stockholders that number of Firm Shares (to be adjusted by the Underwriters to avoid fractional shares) which represents the same proportion of the number of Firm Shares to be sold by each of the Company and the Selling Stockholders pursuant to this Agreement as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule II hereto represents to the total number of Firm Shares to be purchased by the Underwriters pursuant to this Agreement. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule II.

         The Firm Shares will be delivered by the Company and the Custodian to the Underwriters against payment of the purchase price therefor by immediately available funds payable to the order of the Company and the Custodian, as appropriate, at the offices of Piper Jaffray Inc., Piper Jaffray Tower,
222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the "First Closing Date." If the Underwriters so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Underwriters. Certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days' prior notice to the Company and the Custodian, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the First Closing Date at the offices of Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

         (b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Underwriters to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the "Second Closing" and "Second Closing Date", respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. If the option is exercised, the number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the Underwriters, as adjusted by the Underwriters in such manner as the Underwriters deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

         The Option Shares will be delivered by the Company to the Underwriters against payment of the purchase price therefor by immediately available funds payable to the order of the Company at the offices of Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date. If the Underwriters so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Underwriters. Certificates representing the Option Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the Second Closing Date at the office of Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

         (c) It is understood that either Underwriter, may (but shall not be obligated to) make payment to the Company or the Selling Stockholders, on behalf of the other Underwriter for the Securities to be purchased by such other Underwriter. Any such payment by an Underwriter shall not relieve any such other Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company or any Selling Stockholder.

    4.   COVENANTS.

         (a) The Company covenants and agrees with the Underwriters as follows:

              (i) If the Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify you promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus (or term sheet within the meaning of Rule 434 of the Rules and Regulations) containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b), 430A and 434, if applicable, of the Rules and Regulations; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b); the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) that, in your opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; and the Company will not file any amendment or supplement to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

              (ii) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

              (iii) Within the time during which a prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) relating to the Securities is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

              (iv) The Company shall cooperate with the Underwriters and counsel for the Underwriters to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

              (v) The Company will furnish to the Underwriters copies of the Registration Statement (three of which will be signed and will include all exhibits), each Preliminary Prospectus, the Prospectus, and all amendments and supplements (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

              (vi) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

              (vii) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company's accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters' counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Prospectus, and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda, (C) all filing fees and fees and disbursements of the Underwriters' counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate in accordance with Section 4(a)(iv) hereof, (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, (F) listing fees, if any, and (G) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If the sale of the Securities provided for herein is not consummated by reason of action by the Company pursuant to Section 9(a) hereof which prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any agreement on its or their part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or the Selling Stockholders is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

              (viii) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Prospectus.

              (ix) The Company will not, without the prior written consent of Piper Jaffray Inc., directly or indirectly offer for sale, sell, contract to sell, grant any option for the sale of or otherwise issue or dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or any security or instrument related thereto, except to the Underwriters pursuant to this Agreement for a period of 90 days after the date of this Agreement; provided, however, that the foregoing prohibition shall not apply to sales by the Company in connection with the exercise of options granted pursuant to the Company's existing stock option plans nor to grants of options at fair market value on the date of grant (except with respect to options the Company has previously committed to grant in connection with the ground freeze contract with Echo Bay Mines Ltd.) under the Company's existing stock option plans which do not exceed options for the purchase of an aggregate of 350,000 shares of Common Stock.

              (x) The Company either has caused to be delivered to you or will cause to be delivered to you prior to the effective date of the Registration Statement a letter from each of the Company's directors and officers and from certain stockholders stating that such person agrees that he, she or it will not, without the prior written consent of Piper Jaffray Inc., directly or indirectly offer for sale, sell, contract to sell, grant any option for the sale of or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or any security or instrument related thereto, except to the Underwriters pursuant to this Agreement, for a period of 90 days after the date of this Agreement.

              (xi) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

              (xii) The Company will inform the Florida Department of Banking and Finance at any time prior to the consummation of the distribution of the Securities by the Underwriters if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba. Such information will be provided within 90 days after the commencement thereof or after a change occurs with respect to previously reported information.

              (xiii) With respect to the Company, Layne Australia and Stanley, the Company will take, or cause to be taken, and with respect to G&K the Company will use all reasonable efforts to cause to be taken, all action necessary to ensure that the Company, Layne Australia, Stanley and G&K complete the Stanley Transactions.

         (b) Each Selling Stockholder, severally and not jointly, covenants and agrees with the Underwriters as follows:

              (i) Except as otherwise agreed to by the Company and the Selling Stockholder, such Selling Stockholder will pay all taxes, if any, on the transfer and sale, respectively, of the Securities being sold by such Selling Stockholder, the fees of such Selling Stockholder's counsel and such Selling Stockholder's proportionate share (based upon the number of Securities being offered by such Selling Stockholder pursuant to the Registration Statement) of all costs and expenses (except for legal and accounting expenses and fees of the registrar and transfer agent) incurred by the Company pursuant to the provisions of Section 4(a)(vii) of this Agreement; provided, however, that each Selling Stockholder severally agrees to reimburse the Company for any reimbursement made by the Company to the Underwriters pursuant to Section 4(a)(vii) hereof to the extent such reimbursement resulted from the failure or refusal on the part of such Selling Stockholder to comply under the terms or fulfill any of the conditions of this Agreement.

              (ii) If this Agreement shall be terminated by the Underwriters because of any failure, refusal or inability on the part of such Selling Stockholder to perform any agreement on such Selling Stockholder's part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by such Selling Stockholder is not fulfilled, such Selling Stockholder agrees to reimburse the Underwriters for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Selling Stockholder shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

              (iii) The Securities to be sold by such Selling Stockholder (excluding Marley Associates, Marley Partners, L.P., KKR Partners, Greylock Investments Limited Partnership and Donald K. Miller and his sons and his retirement trust), represented by the certificates on deposit with the Custodian pursuant to the Custody Agreement of such Selling Stockholder, are subject to the interest of the Underwriters and the other Selling Stockholders; the arrangements made for such custody are, except as specifically provided in the Custody Agreement, irrevocable; and the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement, by any act of such Selling Stockholder, by operation of law, whether by the liquidation, dissolution or merger of such Selling Stockholder, by the death of such Selling Stockholder, or by the occurrence of any other event. If any Selling Stockholder should liquidate, dissolve or be a party to a merger or if any other such event should occur before the delivery of the Securities hereunder, certificates for the Securities deposited with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such liquidation, dissolution, merger or other event had not occurred, whether or not the Custodian shall have received notice thereof.

              (iv) In the case of Marley Associates, Marley Partners, L.P., KKR Partners, Greylock Investments Limited Partnership and Donald K. Miller and his sons and his retirement trust, the Securities to be sold by such Selling Stockholder are subject to the interest of the Underwriters and the other Selling Stockholders; and the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement, by any act of such Selling Stockholder, by operation of law, whether by the liquidation, dissolution or merger of such Selling Stockholder, by the death of such Selling Stockholder, or by the occurrence of any other event. If any Selling Stockholder should liquidate, dissolve or be a party to a merger or if any other such event should occur before the delivery of the Securities hereunder, certificates for the Securities to be sold hereunder shall be delivered in accordance with the terms and conditions of this Agreement as if such liquidation, dissolution, merger or other event had not occurred.

              (v) Such Selling Stockholder will not, without the prior written consent of Piper Jaffray Inc., directly or indirectly offer for sale, sell, contract to sell, grant any option for the sale of or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or any security or instrument related thereto, except to the Underwriters pursuant to this Agreement, for a period of 90 days after the date of this Agreement.

              (vi) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

              (vii) Such Selling Stockholder shall immediately notify you if any event occurs, or of any change in information relating to such Selling Stockholder disclosed under the heading "Principal and Selling Stockholders" in the Prospectus or any supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), which results in the Prospectus (as supplemented) including an untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading regarding such Selling Stockholder.

    5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

         (a) The Registration Statement shall have become effective not later than 5:00 p.m., Central time, on the date of this Agreement, or such later time and date as the Underwriters shall approve and all filings required by Rules 424, 430A and 434 of the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

         (b) No Underwriter shall have advised the Company that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

         (c) Except as contemplated in the Prospectus or elsewhere in this Agreement, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (A) neither the Company nor any of its Scheduled Subsidiaries, nor, to the Company's knowledge, any of its Scheduled Foreign Affiliates, shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, or, in the case of the Company, declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and (B) there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the consolidated short-term or long-term debt of the Company and its subsidiaries, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its Scheduled Subsidiaries, or to the Company's knowledge, any of its Scheduled Foreign Affiliates, the effect of which, in any such case described in
(A) or (B), is in your judgment so material and adverse as to make it impracticable or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Prospectus; and (C) there shall not have been any Material Adverse Change that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Prospectus.

         (d) On each Closing Date, there shall have been furnished to the Underwriters opinions of Latham & Watkins, Kent B. Magill, Baker & McKenzie, MacKimmie Matthews, Alfaro, Ferrer, Ramirez & Aleman and Estudio Luis Echecopar Garcia, counsel for the Company, and Huston Partners, counsel for Stanley, dated such Closing Date and addressed to you, to the effect that:

              (i) Each of the Company and the Scheduled Subsidiaries specifically identified for purposes of this Section 5(d) on Schedule III hereto and each of the Scheduled Foreign Affiliates (collectively, the "Scheduled Entities") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Scheduled Entities has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus.

              (ii) The capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock." All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Securities to be issued and sold by the Company hereunder have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or (except as set forth in stock and stock option agreements with employees and former employees) transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound, and, to the best of such counsel's knowledge, except as stated in the Registration Statement and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company, except to the extent waived or satisfied.

              (iii) All of the issued and outstanding shares of capital stock of each of the Company's Scheduled Entities have been duly and validly authorized and issued and are fully paid and nonassessable, and the holders thereof are not subject to personal liability by reason of being such holders, and, to such counsel's knowledge, except as otherwise described in the Registration Statement and Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock.

              (iv) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, threatened by the Commission.

              (v) The description in the Registration Statement and Prospectus of the governmental investigation set forth under the caption "Business - Regulatory and Environmental Matters" is accurate and fairly presents the information required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

              (vi) The Company has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company enforceable in accordance with its terms (except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity); the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any material agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any of its property is subject, the Company's charter or by-laws, or any order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act or state securities laws.

              (vii) Each document filed pursuant to the Exchange Act (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act.

              (viii) The Registration Statement and the Prospectus, and any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; and on the basis of conferences with officers of the Company, examination of documents referred to in the Registration Statement and Prospectus and such other procedures as such counsel deemed appropriate, nothing has come to the attention of such counsel that causes such counsel to believe that the Registration Statement or any amendment thereof, at the time the Registration Statement became effective and as of such Closing Date (including any Registration Statement filed under Rule 462(b) of the Rules and Regulations), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (as of its date and as of such Closing Date), as amended or supplemented, includes any untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this clause.

              (ix)   In connection with the Stanley Transactions:

              (A) The Stanley Transactions have been duly and validly authorized by all necessary corporate action on the part of the Company, Layne Australia and Stanley, as applicable; the Company, Layne Australia and Stanley, as applicable, have all necessary corporate power and authority to effect and consummate the Stanley Transactions; the Heads of Agreement dated October 3, 1996, the Letter of Amendment to Heads of Agreement dated November 1, 1996, the Share Subscription Agreement dated December 12, 1996, Share Buy-Back Agreement dated December 12, 1996 and the Deed of Option by and between Stanley, Zelman Pty Ltd and R.W. Aird have been duly and validly authorized, executed and delivered by Stanley and are valid and binding agreements of Stanley, enforceable in accordance with their respective terms; and, upon completion of the Stanley Transactions, Layne Australia will own of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding capital stock of Stanley and Stanley will own of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding capital stock of G&K.

              (B) The Stanley Transactions did not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any material agreement or instrument known to such counsel to which the Company, Layne Australia or Stanley, as applicable, is a party or by which it is bound or to which any of its property is subject, its charter or by laws, or any order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company, Layne Australia or Stanley, as applicable, or any of its properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the Stanley Transactions, except such as were duly obtained.

              (C) The Company, Layne Australia and Stanley, as applicable, have complied in all material respects with all requirements of all statutes, rules and regulations applicable to the Stanley Transactions; complied with all applicable form, disclosure and other requirements, statutory or otherwise, and such disclosures did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this clause.

              (D) To the knowledge of such counsel, no stop order or restraining order or denial of application for approval has been issued or proceedings, litigation or investigation initiated or threatened with respect to the Stanley Transactions, as applicable, before the Foreign Investment Review Board, Australian Securities Commission, Australian Stock Exchange or any other regulatory, administrative, governmental or public body or authority or any court.

         (e) On the First Closing Date, there shall have been furnished to you, the opinion of each respective counsel for the Selling Stockholders, dated such Closing Date and addressed to you, to the effect that as to each of the Selling Stockholders represented thereby:

              (i) Each of the Selling Stockholders is the sole record and beneficial owner of the Securities to be sold by such Selling Stockholder, and upon delivery of the certificates for the Securities to be sold by each Selling Stockholder pursuant to this Agreement, and upon payment therefor by the Underwriters, will pass good and valid title to such Securities to the Underwriters and the Underwriters will acquire all the rights of such Selling Stockholder in the Securities (assuming the Underwriters have no knowledge of an adverse claim), free and clear of any security interests, claims, liens or other encumbrances.

              (ii) Each of the Selling Stockholders has the power and authority to enter into this Agreement and, as applicable, the Custody Agreement and the Power of Attorney, and to perform and discharge such Selling Stockholder's obligations thereunder and hereunder; and this Agreement, and, as applicable, the Custody Agreements and the Powers of Attorney have been duly and validly authorized, executed and delivered by (or by the Attorneys-in-Fact, or either of them, on behalf of) the Selling Stockholders and are valid and binding agreements of the Selling Stockholders, enforceable in accordance with their respective terms (except as rights to indemnity hereunder or thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity).

              (iii) The execution and delivery of this Agreement and, as applicable, the Custody Agreement and the Power of Attorney and the performance of the terms hereof and thereof and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, or any agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of its property is subject, any such Selling Stockholder's charter or by-laws, or any order or decree known to such counsel of any court or government agency or body having jurisdiction over such Selling Stockholder or any of its respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement and, as applicable, the Custody Agreement and the Power of Attorney or for the consummation of the transactions contemplated hereby and thereby, including the sale of the Securities being sold by such Selling Stockholder, except such as may be required under the Act or state securities laws or blue sky laws.

         (f) On each Closing Date, there shall have been furnished to the Underwriters such opinion or opinions from Faegre & Benson LLP, counsel for the Underwriters, dated such Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

         (g) On each Closing Date the Underwriters shall have received a letter of each of Deloitte & Touche LLP and KPMG, dated such Closing Date and addressed to you, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

         (h) On each Closing Date, there shall have been furnished to the Underwriters a certificate of the Company, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

              (i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

              (ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Securities for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

              (iii) The signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), and (A) such documents contain all statements and information required to be included therein, and the Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (C) except as contemplated in the Prospectus or elsewhere in this Agreement, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus
    (I) neither the Company nor any of its Scheduled Subsidiaries nor, to the Company's knowledge, any of its Scheduled Foreign Affiliates, has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or in the case of the Company, declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and (II) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the consolidated short-term or long-term debt of the Company and its subsidiaries, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its Scheduled Subsidiaries or, to the Company's knowledge, any of its Scheduled Foreign Affiliates, the effect of which, in any such case described in (I) or (II), is material and adverse; and (III) there has not been any Material Adverse Change, and (D) except as stated in the Registration Statement and the Prospectus, there is not pending any action, suit or proceeding to which the Company or any of its subsidiaries or, to the Company's knowledge, any of its Scheduled Foreign Affiliates is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any Material Adverse Change and there is not, to the Company's knowledge, threatened or contemplated any action, suit or proceeding to which the Company or any of its subsidiaries or Scheduled Foreign Affiliates is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any Material Adverse Change.

         (i) On the First Closing Date, there shall have been furnished to the Underwriters a certificate or certificates, dated such Closing Date and addressed to you, signed by each of the Selling

Stockholders or either of such Selling Stockholder's Attorneys-in-Fact to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as if made at and as of such Closing Date, and that such Selling Stockholder has complied with all the agreements and satisfied all the conditions on such Selling Stockholder's part to be performed or satisfied at or prior to such Closing Date.

         (j) The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.


         (k) The Securities shall have been duly authorized for listing on the NASDAQ National Market System, subject to notice of issuance.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

    6.   INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rules 430A and 434(d) of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use in the preparation thereof.

         In addition to its other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), the Company will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's and/or any Selling Stockholder's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America N.A. (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

         (b) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of such Selling Stockholder), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rules 430A and 434(d) of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that no Selling Stockholder shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use in the preparation thereof; and provided, further, that each Selling Stockholder shall be obligated to indemnify the Underwriters under this Section 6(b) only if such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement of a material fact contained in the disclosure with respect to such Selling Stockholder in the section of the Prospectus entitled "Principal and Selling Stockholders" or an omission or alleged omission to state in such section of the Prospectus a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading regarding such Selling Stockholder; and provided, further, that in no event shall any Selling Stockholder be liable under the provisions of this Section 6 for any amount in excess of the aggregate amount of proceeds such Selling Stockholder received from the sale of the Securities pursuant to this Agreement.

         (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company and the Selling Stockholders may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof, and will reimburse the Company and the Selling Stockholders for any legal or other expenses reasonably incurred by the Company or any such Selling Stockholder in connection with investigating or defending against any such loss, claim, damage, liability or action.

         (d)  Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Underwriters, it is advisable for the Underwriters to be represented as a group by separate counsel, the Underwriters shall have the right to employ a single counsel to represent the Underwriters and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection
(a) or (b) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in subsection (a) above). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this
Section 6 to which it has not agreed in writing.

         (e) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection
(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the Underwriting discount received by such Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company and the Selling Stockholders under this Section 6 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

    7. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, and agreements of the Company and the Selling Stockholders herein or in certificates delivered pursuant hereto, and the agreements of the Underwriters, the Company and the Selling Stockholders contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

    8.   SUBSTITUTION OF UNDERWRITERS.

         (a) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule II hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

         (b) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination neither the Company nor any Selling Stockholder shall be under any liability to any Underwriter (except to the extent provided in Section 4(a)(vii), Section 4(b)(ii) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company or the Selling Stockholders (except to the extent provided in Section 6 hereof).

         If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Underwriters or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 8.

    9.   EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION.

         (a) This Agreement shall become effective at 10:00 a.m., Central time, on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective time of the Registration Statement as you in your discretion shall first release the Securities for sale to the public; provided, that if the Registration Statement is effective at the time this Agreement is executed, this Agreement shall become effective at such time as you in your discretion shall first release the Securities for sale to the public. For the purpose of this Section, the Securities shall be deemed to have been released for sale to the public upon release by you of the publication of a newspaper advertisement relating thereto or upon release by you of telexes offering the Securities for sale to securities dealers, whichever shall first occur. By giving notice as hereinafter specified before the time this Agreement becomes effective, the Underwriters or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of Section 4(a)(vii),
Section 4(b)(ii) and Section 6 hereof shall at all times be effective.

         (b) The Underwriters shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters' obligations hereunder is not fulfilled,
(iii) trading on the Nasdaq Stock Market, the New York Stock Exchange or the American Stock Exchange shall have been suspended or limited, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Stock Market, the New York Stock Exchange or the American Stock Exchange, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by Federal, New York, Missouri or Kansas authorities, or (vi) there has occurred any material adverse change in the financial markets in the United States or an outbreak of major hostilities (or an escalation thereof) in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(vii), Section 4(b)(ii) and Section 6 hereof shall at all times be effective.

         (c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company and an Attorney-in-Fact, on behalf of the Selling Stockholders, shall be notified promptly by you by telephone or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, you and an Attorney-in-Fact, on behalf of the Selling Stockholders, shall be notified by the Company by telephone or telegram, confirmed by letter.

    10. DEFAULT BY ONE OR MORE OF THE SELLING STOCKHOLDERS OR THE COMPANY. If one or more of the Selling Stockholders shall fail at the First Closing Date to sell and deliver the number of Securities which such Selling Stockholder or Selling Stockholders are obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number of Securities to be sold by all Selling Stockholders as set forth in
Schedule I, then the Underwriters may, by notice to the Company and the non-defaulting Selling Stockholders, either (a) terminate this Agreement without any liability on the part of any non-defaulting party or (b) elect to purchase the Securities which the Company and the non-defaulting Selling Stockholders have agreed to sell hereunder.

         In the event of a default by any Selling Stockholder as referred to in this Section, either you or the Company or, by joint action only, the non-defaulting Selling Stockholders shall have the right to postpone the First Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

         If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party.

         No action taken pursuant to this Section shall relieve the Company or any Selling Stockholders so defaulting from liability, if any, in respect of such default.

    11. INFORMATION FURNISHED BY UNDERWRITERS. The statements set forth in the last paragraph of the cover page, the last paragraph of the inside cover page and under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus constitute the written information furnished by or on behalf of the Underwriters referred to in Section 2 and Section 6 hereof.

    12. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by confirmed telecopy and, if to the Underwriters, shall be mailed, telecopied or delivered to the Underwriters, c/o Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402, Attention: Benjamin S. Oehler; except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent, in the case of Piper Jaffray Inc., to the foregoing address, and in the case of Dillon, Read & Co. Inc., to Dillon, Read & Co. Inc., 555 California Street, Suite 4360, San Fransisco, California 94104, Attention: Anthony B. Helfet; if to the Company, shall be mailed, telecopied or delivered to it at 1900 Shawnee Mission Parkway, Mission Woods, KS 66205, Attention: Kent B. Magill; if to any of the Selling Stockholders, at the address of the Attorneys-in-Fact as set forth in the Powers of Attorney, or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

    13. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the Underwriters.

    14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

                               [Signature Page Follows]

         Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company, the Selling Stockholders and the Underwriters in accordance with its terms.

                        Very truly yours,

                        LAYNE CHRISTENSEN COMPANY


                        By
                           ---------------------------------------------------
                             Chief Executive Officer


                        SELLING STOCKHOLDERS


                        By
                           ---------------------------------------------------
                             Attorney-in-Fact


                        MARLEY ASSOCIATES


                        By
                           ---------------------------------------------------


                        MARLEY PARTNERS, L.P.


                        By
                           --------------------------------------------------


                        KKR PARTNERS


                        By
                           --------------------------------------------------


                        GREYLOCK INVESTMENTS LIMITED PARTNERSHIP


                        By
                           --------------------------------------------------


                        DONALD K. MILLER


                        By
                           --------------------------------------------------

                        PAINEWEBBER INC., AS TRUSTEE FBO DONALD K. MILLER


                        By
                           --------------------------------------------------


                        BARCLAY ST. J. MILLER


                        By
                           --------------------------------------------------


                        PRESCOTT C. MILLER


                        By
                           --------------------------------------------------


Confirmed as of the date first
above mentioned.

PIPER JAFFRAY INC.


By
   ---------------------------
    Managing Director


DILLON, READ & CO. INC.


By
   ---------------------------
    Managing Director

                                      SCHEDULE I

                                 Selling Stockholders


                                                                    Number of
                                                                   Firm Shares
Name                                                                to be Sold
----                                                                ----------

Marley Associates                                                   1,265,596
Marley Partners, L.P.                                                 378,989
KKR Partners                                                          219,351
Greylock Investments Limited Partnership                              399,818
Donald K. Miller                                                       57,636
PaineWebber Inc., as Trustee FBO Donald K. Miller                      51,780
Barclay St.J. Miller                                                    1,541
Prescott C. Miller                                                      1,541
Baupost Limited Partnership 1983 A-1                                   18,552
Baupost Limited Partnership 1983 B-1                                    9,718
Baupost Limited Partnership 1983 C-1                                   60,074
Chesterfield Investments                                              216,412
Jerrold R. Culp                                                         6,535
Dockash Corporation                                                    55,479
Scott T. Evans                                                         14,794
Freya Fanning & Co. as Trustee Gregory C. Irrevocable Trust             4,093
Freya Fanning & Co. as Trustee Gregory D. Irrevocable Trust             4,093
Freya Fanning & Co. as Trustee Gregory E. Irrevocable Trust             4,093
Catherine M. Gauger as Trustee of the Irrevocable Trust
  Dated 9/24/90 FBO Catherine M. Gauger                                 4,206
Gerhard M. Gauger as Trustee of the Irrevocable Trust
  Dated 9/24/90 FBO Gerhard M. Gauger                                   4,878
Edwin W. Hansen                                                         7,521
David J. Harris Irrevocable Charitable Remainder Trust                 11,000
Clark Hirschi                                                          11,000
Industrial Manufacturers & Systems S.A.                                77,054
Dean N. Jorgensen                                                       7,397
Colin B. Kinley                                                         1,000
John V. Kinley                                                          2,500
Roger Q. Kinley                                                         2,200
Ben A. Radi                                                            34,810
Robert F. Wrobel                                                       59,774
                                                                      -------
Total. . . . . . . . . . . . . . . . . . . . . . . . . . .          2,993,435
                                                                   ----------
                                                                   ----------

                                     SCHEDULE II



Underwriter                                 Number of Firm Shares (1)

Piper Jaffray Inc.
Dillon, Read & Co. Inc.
                                                    -------
Total. . . . . . . . . . . . . .                   5,000,000
                                                   ---------
                                                   ---------


-----------------

(1) The Underwriters may purchase up to an additional 750,000 Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

                                     SCHEDULE III



Name of Subsidiary
------------------

Christensen Boyles Corporation*
Boyles Bros. Drilling Company*
Layne GeoSciences, Inc.
Elgin Exploration Company, Ltd*.
Stanley Mining Services Limited*
Glindemann & Kitching Pty Ltd.
Layne Christensen Australia Pty Limited*
Layne de Mexico, S.A. de C.V.
Layne (Thailand) Limited



----------------------

    * Each Subsidiary identified by an asterisk shall be considered a Scheduled Entity for purposes of Section 5(d).

                                     SCHEDULE IV




Name of Foreign Affiliate
-------------------------

Christensen Chile, S.A.
Geotec Boyles Bros., S.A.
Boyles Bros. Diamantina, S.A.
Geotec, S.A.
Boytec, S.A.

                                      SCHEDULE V



Name of Subsidiary or Affiliate   Jurisdiction of Organization   Percentage  of Ownership
-------------------------------   ----------------------------   ------------------------